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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                                 COHEN & STEERS
                       ADVANTAGE INCOME REALTY FUND, INC.
             (Exact name of registrant as specified in its charter)

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
           Maryland                                           13-4124161
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                           Identification No.)


757 Third Avenue, New York, New York                                   10017
(Address of principal executive offices)                             (Zip Code)

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If this form relates to the registration of a class of
securities pursuant to Section 12(g) of the Exchange
Act Act and is effective upon filing pursuant to General
Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file numbers to which this form relates:
333-39900

Securities to be registered pursuant to Section 12(b) of the Act:

 Title of each class                         Name of each exchange on which each
to be so registered:                             class is to be registered:

Common Share, $.001 par value                     New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:    None

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                                                                               2

Item 1.  Description of Registrant's Securities to be Registered.

         A description of the Common Stock, par value $.001 per share (the "Common Stock"), of the registrant to be registered hereunder is set forth in the section entitled "Description of Shares" of the Prospectus that has been filed with the Securities and Exchange Commission ("SEC") in connection with the registrant's Registration Statement on Form N-2 filed on June 22, 2000, which description is incorporated herein by reference as filed with the SEC. Such Registration Statement may hereafter be amended or supplemented and filed as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference.



Item 2.  Exhibits

The following is a list of exhibits to this Registration Statement which shall be filed with the New York Stock Exchange:

         1. The Company's Registration Statement on Form N-2 (File No. 333-39900), as filed with the Securities and Exchange Commission on June 22, 2000.

         2. Articles of Amendment and Restatement of the Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 1 to the Registration Statement).

         3. Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 2 to the Registration Statement).

         4. Specimen of a Common Stock certificate, $.001 par value, to be filed by Pre-Effective Amendment to the Registration Statement on Form N-2.






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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.


                              COHEN & STEERS ADVANTAGE INCOME REALTY FUND, INC.

                              By:
                                      /s/ Robert H. Steers
                              ---------------------------------
                              Name: Robert H. Steers
                              Title: Chairman & Secretary

Dated:  May 2, 2001






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                                                           May 2, 2001


                          Re: Cohen & Steers Advantage Income Realty Fund; Inc. Registration on Form 8-A
                               -------------------------------------------------


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549


Dear Sir/Madam:

         On behalf of Cohen & Steers Advantage Income Realty Fund, Inc. ("the Fund"), we transmit for filing under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Fund's registration statement on Form 8-A.

         The Fund intends that the effective date of its registration under the 1934 Act will coincide with the effective date of the registration of its common stock under the Securities Act of 1933 and its registration under the Investment Company Act of 1940, as amended (File Nos. 333-39900 811-09993). The Fund currently expects and intends that such registrations will become effective on or about May 21, 2001.

         Please direct any comments to the under signed at (212) 455-2210

                                         Sincerely,



                                         Brynn Peltz